TBS INTERNATIONAL LIMITED & SUBSIDIARIES                EXHIBIT 10.5

[Letterhead of Berenberg bank]

TBS Shipping Services Inc.
Mr. Ferdinand V. Lepere
612 East Grassy Sprain Road
Yonkers
New York 10710
USA
Fax No.:  +(914) 779-5230

Grainger Maritime Corp.
c/o TBS International Limited
Mr. William J. Carr
Suite 306, Commerce Building
One Chancery Lane
Hamilton HM12
Bermuda
Fax No.:  +(414) 295-4957

March 10, 2009

Loan Agreement dated 19 June 2008 (the “Loan Agreement”)
Here: Waiver Request for the Asset Protection Clause

Dear Sirs,

We hereby give our consent to suspend the asset protection clause according to para-graph 10.2(b) of the Loan Agreement through 31 December 2009 under the following conditions:

•
You will prepay an amount of USD 1,625,000.00 on 19 March 2009 representing the instalment of USD  812,500.00, due on 21 September 2009, and the instalment of USD 812,500.00, due on 21 December 2009.  the next regular repayment instalment will become due on 22 March 2010 as per the attached repayment schedule.

•
All other banks granting loans to TBS International Group e.g. Bank of America, The Royal Bank of Scotland, DVB Bank, Credit Suisse and AIG Commercial Equipment Finance Borrowing have waived their financial covenants – including the asset protection clause – required in their respective loan documentation through 31 December 2009.  Please confirm this in writing to us.

For this request we will debit your current account No. 0523281004 with an arrangement fee of USD 9,750.00.
Yours faithfully,

Jeh. Berenberg, Gossler & Co. KG

/s/  Drae Aschenbrenner
Drae Aschenbrenner

Accepted

SIGNED BY

/s/  Ferdinand V. Lepere
for and on behalf of
Grainger Maritime Corp.